U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

As previously announced, on April 6, 2015, Dr. Michael D. Durham gave notice of his retirement as an employee of Advanced Emissions Solutions, Inc. (the “Company”) effective April 30, 2015 and his resignation as an officer and director of the Company effective April 1, 2015. Dr. Durham agreed to assist with the transition of leadership until his retirement.

On April 30, 2015, Dr. Durham and the Company entered into a Severance Agreement (the “Severance Agreement”) that will be effective May 8, 2015, the eighth day after execution of the Severance Agreement (“Effective Date”), unless revoked by Dr. Durham. Dr. Durham’s resignation from the Company is for Good Reason, as defined in Dr. Durham’s Amendment to Employment Agreement (“EA Agreement”) with the Company, dated August 26, 2014. Dr. Durham is entitled to the severance compensation as set forth in Section III of the EA Agreement in exchange for, among other things, compliance with certain restrictive covenants (“Restrictive Covenants”) relating to, among other things, non-competition for 12 months, non-solicitation of employees for 12 months and confidentiality, as set forth in the Severance Agreement and the EA Agreement. The EA Agreement is summarized in, and a form of it filed as Exhibit 10.67 to, the Company’s Current Report on Form 8-K filed with the U.S Securities and Exchange Commission (“SEC”) on September 2, 2014. By entering into the Severance Agreement, Dr. Durham will receive additional consideration from what he is otherwise entitled to under the EA Agreement in exchange for a general release of claims against the Company, other customary terms and delayed vesting of, and receipt of common stock underlying, his Performance Share Units (“PSUs”).

Pursuant to the Severance Agreement, the Company will pay the following to Dr. Durham: (1) 12 months base salary of $519,532 and $175,000 in lieu of any 2015 Short Term Incentive Plan (“STIP”) the Company may put in place to be paid in bi-weekly installments over one year beginning May 8, 2015; (2) amounts, if any, under the 2014 STIP based on a determination by the Board of Director’s Compensation Committee for achieving certain metrics to be paid as soon as practical after other 2014 STIP participants are paid; (3) a gross lump sum of $7,554 for replacement medical, dental and vision coverage for 12 months; and (4) a payment of $19,000 on behalf of Dr. Durham to the National Coal Council for the cost of his membership through December 31, 2016.

All of Dr. Durham’s unvested restricted stock awards shall vest on the Effective Date. Additionally, providing that Dr. Durham has complied with the Restrictive Covenants, Dr. Durham’s PSUs shall be amended as follows: (1) the performance period of all PSUs will conclude on December 31, 2015 and (2) the PSUs will not vest and the underlying shares will not be issued until April 30, 2016.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement by and between Michael D. Durham and Advanced Emissions Solutions, Inc. dated April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015

Advanced Emissions Solutions, Inc. Registrant

/s/ L. Heath Sampson L. Heath Sampson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement by and between Michael D. Durham and Advanced Emissions Solutions, Inc. dated April 30, 2015.

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